Exhibit 32.1
EXHIBIT 32.1
Accompanying Certificate
Pursuant to Rule 13a-14(b) or Rule 15d-14(b)
and 18 U.S.C. Section 1350
Not Filed Pursuant to the Securities Exchange Act of 1934
     The undersigned Chief Executive Officer of Harvest Natural Resources, Inc. (the “Company”) does hereby certify as follows:
     This report on Form 10-K of Harvest Natural Resources, Inc. for the period ended December 31, 2009 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13a or 15d of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2010	By:	/s/ James A. Edmiston
James A. Edmiston
President and Chief Executive Officer